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                                                                   Exhibit 10.13

                              EMPLOYMENT AGREEMENT

                  Agreement made as of April 7, 2000 (the "Effective Date"), between Morris D. Weiss (the "Executive") and National Bancshares Corporation of Texas, a Texas corporation (the "Company").

                  The Executive has been employed by the Company pursuant to an Employment Agreement effective as of April 7, 1997 (the "Initial Agreement"). The Initial Agreement expired as of April 7, 2000, with the parties reserving all rights pursuant to such agreement.

                  The Board of Directors of the Company (the "Board") desires to provide for the continued employment of the Executive as Senior Vice President and General Counsel ("GC") and the Executive is willing to commit himself to serve the Company and the Board, on the terms and conditions provided herein.

                  In order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement (the "Agreement") on the terms and conditions set forth below. Accordingly, in consideration of the premises and respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. EMPLOYMENT. From and after the Effective Date, the Company hereby agrees, subject to the approval of the Board, to employ the Executive, and the Executive agrees to serve the Company, on the terms and conditions set forth herein.

                  2. TERM. The term of this Agreement shall commence as of the date hereof and shall continue for one (1) year. Upon the expiration of the initial one (1) year term, this Agreement shall be automatically renewed for successive periods of one (1) year each, unless, not later than ninety (90) days prior to the end of the initial term or any renewal term, the Company shall have given notice to Executive or the Executive shall have given notice to the Company that either of them does not wish to extend this Agreement. The first one (1) year renewal period shall commence on the first day immediately following the conclusion of the initial one (1) year term.

                  3. POSITION AND DUTIES. The Executive shall serve at the pleasure and direction of the Board as the GC of the Company and shall have such responsibilities, duties and authority reasonably accorded to and expected of a GC with the Executive's skills, knowledge and background. The Executive shall devote substantial but not exclusive attention to the affairs of the Company as the Executive's duties may reasonably require, it being understood that the Executive has an employment agreement with NBC Financial, Inc., a wholly-owned indirect subsidiary of the Company, and is involved with unrelated businesses and will be devoting substantial attention to such other entities as well; and provided, further, however, that nothing herein shall preclude the Executive from making and managing personal investments or serving in any capacity with any civic, educational or charitable organization, so long as such activities do not interfere with the performance of his duties hereunder.

                  4. PLACE OF PERFORMANCE. The Executive shall continue to be based at the principal executive offices of the Company in the city of San Antonio, State of Texas.

                  5.  COMPENSATION AND RELATED MATTERS.

                           5.1      SALARY.  During the term of the employment
set forth in Section 2 hereof, the Company shall pay to the Executive an annual base salary of Ninety Thousand Dollars ($90,000.00) such salary to be paid in substantially equal semi-monthly installments. Compensation of the Executive by salary payments shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensations, tax benefit or other benefit plans of the Company.

                           5.2  EXPENSES.  During the term of the Executive's
employment hereunder, the Executive shall be entitled to receive prompt reimbursement of all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all travel, living and/or office expenses while away from home or business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                           5.3  OTHER BENEFITS.  It is agreed that the benefits
that the Executive and members of his


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immediate family shall receive shall be generally those available to the executive officers of the Company (including without limitation such retirement plans, incentive compensation plans, medical plans, service plans, life insurance plans and disability plans as the Company from time to time maintains). The Company and the Executive will agree upon discretionary bonus and stock incentive plans based upon performance. The parties agree that these benefits shall continue for so long as the Executive continues to serve the Company.

                           5.4  VESTING OF OPTIONS.  The Executive was
previously granted Twenty Thousand (20,000) options exercisable at $13.25 per share (the "Options") as of June 25, 1997 pursuant to the 1995 Stock Plan, as restated and amended (the "Plan"). The Plan provides, among other things, that the Compensation Committee may accelerate the vesting of any options granted under the Plan. At a meeting on April 17, 2000, the Compensation Committee (a) accelerated the vesting schedule in respect of the Options and fully vested such Options with the Executive, and (b) extended the expiration date in respect of the Options until two (2) years after termination of the employment of the Executive. In addition, at the same meeting, the Compensation Committee granted an additional Three Thousand Five Hundred (3,500) options under the Plan at the then current market price of the common stock of the Company which shall vest according to the Plan.

                           5.5  VACATIONS.  The Executive shall be entitled to
no less than four (4) weeks paid vacation per year during the initial term of the Agreement (and no less than four (4) weeks paid vacation per year during each renewal term), and to compensation in respect of earned but unused vacation days, determined in accordance with the Company's then current vacation policy. The Executive shall also be entitled to all paid holidays and personal days given by the Company for its executives.

                           5.4  SERVICE FURNISHED.  The Company shall furnish
the Executive with office space, stenographic assistance and such other facilities as shall be suitable to the Executive's position and adequate for the performance of his duties as set forth in Section 3 hereof.

                  6. TERMINATION. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

                           6.1  DEATH.  The Executive's employment hereunder
shall terminate upon his death.

                           6.2  DISABILITY.  If, as a result of the Executive's
incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder for the entire period of four (4) consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 6.5 hereof is given (which may occur before or after the end of such four (4) month period, but which shall not be effective prior to the end of such three (3) month period)), the Executive shall not have returned to the performance of his duties hereunder, the Company may terminate the Executive's employment hereunder.

                           6.3  CAUSE.  The Company may terminate the
Executive's employment hereunder for Cause (as defined herein). For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder for (i) the Executive's negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of the Executive's responsibilities to the Company hereunder, (ii) the Executive's willful commission of any criminal act of fraud with respect to the Company or which may affect the reputation of the Company adversely, (iii) the Executive's willful dishonesty, (iv) the Executive's willful gross misconduct, or (v) the Executive's willful violation of a material condition of his employment by the Company (continuing for ten
(10) days after receipt of written notice of need to cure).

                           6.4  TERMINATION BY THE EXECUTIVE.  This Agreement
may be terminated by the Executive should the Company fail to observe or perform any of the provisions of this Agreement required to be observed or performed by the Company. The Executive shall give the Company written notice of the breaches or failure on the Company's part and the Company shall have thirty (30) days within which to cure such violation. Any violation cured within this thirty (30) day period shall be as though it had never existed. Any violation that continues to exist at the end of the thirty (30) day period shall, at the Executive's option, give rise to the termination of this Agreement except as otherwise provided herein.

                           6.5      Any termination of the Executive's
employment by the Company or by the Executive (other than termination pursuant to Section 6.1 hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.


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                           6.6      "Date of Termination" shall mean (i) if the
Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 6.2 above, thirty (30) days after Notice of Termination is given and effective (provided that the Executive shall not have returned to the performance of his duties during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to Section 6.3 above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is received.

                  7. COMPENSATION UPON TERMINATION; CHANGE IN CONTROL; OR DURING DISABILITY.

                           7.1      During any period that the Executive fails
to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section 6.2 hereof (a "Disability Termination"); and, after such Disability Termination, the Company shall pay the Executive one hundred percent (100%) of the salary he would have otherwise received under Section 5 hereof for the partial term remaining in the then current term of this Agreement plus an additional amount calculated pursuant to Section 7.4.2, and payment so made to the Executive shall be in addition to, and not in lieu of, any disability benefits payable under policies or programs maintained by the Company.

                           7.2      If the Executive's employment is terminated
by his death, the Company shall pay any amounts due to the Executive under
Section 5 through the date of his death, and the Company shall thereafter pay his legal representative or any beneficiary designated by him in writing one hundred percent (100%) of the salary he would have otherwise received under
Section 5 hereof for the partial term remaining in the current term of this Agreement plus an additional amount calculated pursuant to Section 7.4.2 hereof. Any payment under this Section 7.2 shall be in addition to, and not in lieu of, any periodic payments of death benefits payable under policies or programs maintained by the Company.

                           7.3      If the Executive's employment shall be
terminated by the Company for Cause or by the Executive other than pursuant to
Section 6.4, the Company shall pay the amounts due under Section 5 through Date of Termination.

                           7.4      If (i) the Executive's employment is
terminated by the Company for any reason other than for Cause, (ii) the Company elects not to renew this Agreement pursuant to Section 2 hereof, (iii) the Executive shall terminate his employment pursuant to Section 6.4 hereof, or (iv) if there is Change in Control (as defined below) then the Company shall pay to the Executive the following:

                                    7.4.1   any and all amounts due under
Section 5.1 through the Date of Termination; and

                                    7.4.2   the greater of (a) the amount of
salary the Executive is to receive under Section 5 hereof for the partial term remaining until the next anniversary of the Effective Date, (b) six (6) month salary at the rate then in effect for such period, or (c) any severance payable under the then current policy of the Company. This amount shall be paid as a lump sum to the Executive within thirty (30) days of the termination of his employment.

                           7.5      For purposes of this Agreement,
"Change of Control" shall mean (a) the stockholders of the Company approve the disposition, whether by sale, merger, consolidation, etc. of all or substantially all of the Company's assets and such transaction occurs; (b) a change of more than fifty percent (50%) in beneficial ownership (as defined in Rule 13d-3 under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the voting common stock of the Company; (c) a contested proxy solicitation of Company shareholders that results in the contesting party obtaining the ability to cast twenty five percent (25%) or more of the votes entitled to be cast in electing directors of the Company; (d) the stockholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company's subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than forty percent (40%) of the voting stock of the surviving entity, and such consolidation or merger occurs; or (e) Jay H. Lustig ceases to be Chairman of the Board of the Company.

                  8. INDEMNIFICATION. To the full extent authorized or permitted by the laws of the State of Texas as from time to time in effect, the Company shall hold harmless and indemnify the Executive against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including, but not limited to attorney's fees), incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, to which the Executive is made or is threatened to be made a party by reason of the fact that the Executive then is or was a director or officer of the Company or then serves or has served any other corporation, partnership, joint venture, trust, employment benefit plan or other enterprise in any capacity at the request of the Company. To the fullest extent so permitted, the foregoing shall in any actual or threatened proceeding require the Company to advance expenses on behalf of


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the Executive as said expenses are incurred. The Company also agrees to maintain a director's and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers. Notwithstanding any other provision of this Agreement, the provisions of this Paragraph 8 shall survive any termination or expiration of this Agreement.

                  9. CONFIDENTIAL INFORMATION. The Executive recognizes that as a key employee of the Company, the Executive has and will continue to occupy a position of trust with respect to business information of a secret or confidential nature which is or will become the property of the Company or any of its subsidiaries or affiliates and which has been or will be used by or imparted to the Executive from time to time in the course of the Executive's duties. The Executive therefore agrees that for so long as any such information of a secret or confidential nature shall remain confidential or otherwise remain wholly or partially protected, either during the course of the Executive's employment or thereafter, the Executive will not at any time use, divulge, furnish or make accessible to any person outside of the Company (or any subsidiaries or affiliates thereof) any such information. Notwithstanding the foregoing, if any such confidential information is required to be disclosed by an order issued by a court of competent jurisdiction, then the Executive may disclose such information (under such circumstances, the Executive will use his best efforts for such information to be placed under seal with the Court).

                  10. BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiary set forth in a written beneficiary designation filed with the Company or, if there be no such designated beneficiary, to the Executive's estate.

                  11. NOTICES. For purposes of this Agreement, notices, demands, requests and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid addressed as follows:

                  If to the Executive:

                  National Bancshares Corporation of Texas
                  12400 Highway 281 North

                  San Antonio, TX  78216
                  Attention:  Morris D. Weiss

                  If to the Company:

                  National Bancshares Corporation of Texas
                  12400 Highway 281 North

                  San Antonio, TX  78216
                  Attention: Mr. Marvin E. Melson

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                  12. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  13. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.


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                  15. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in San Antonio, Texas in accordance with the rules of the American Arbitration Association then in effect. The arbitrators do not have the authority to add to, detract from or modify any provisions hereof. The arbitrators do have the authority to order reinstatement and/or back-pay in the event the arbitrators determine that the Executive was not terminated for Cause, as defined in Section 6.3 hereof. Each party shall have an opportunity to present evidence on the issues in dispute before the arbitrator and each party may be represented by legal counsel. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitrators shall decide which party will bear the expenses of such arbitration (including attorneys' fees).

                  16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all other prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is terminated and cancelled.

              IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

National Bancshares Corporation of Texas

By:
   --------------------------
Name: Marvin E. Melson
Title: President

-----------------------------
Morris D. Weiss
(the "Executive")


                            DUAL EMPLOYMENT AGREEMENT

         This Agreement is entered into by and between NBC Financial, Inc.(hereinafter referred to as "Company"), National Bancshares Corporation of Texas ("NBC"), and Morris D. Weiss (hereinafter referred to as "Executive"), as of April 7, 2000 (the "Effective Date").

                                    RECITALS

         WHEREAS, Executive is an Executive of NBC;

         WHEREAS, the Company is a licensed introducing broker dealer;

         WHEREAS, the Company desires NBC to make the Executive available to the Company to assist the Company in performing the functions of the Company, and NBC is willing to do so on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants as hereinafter set forth, the parties hereto agree as follows:

         1. TERM. Subject to the terms and conditions herein contained, the Company hereby employs Executive, and Executive hereby accepts such employment, commencing on the date of this Agreement. The term of this Agreement shall commence as of the date hereof and shall continue for one (1) year. Upon the expiration of the initial one (1) year term, this Agreement shall be automatically renewed for successive periods of one (1) year each, unless, not later than ninety (90) days prior to the end of the initial term or any renewal term, the Company shall have given notice to Executive or the Executive shall have given notice to the Company that either of them does not wish to extend this Agreement. The first one (1) year renewal period shall commence on the first day immediately following the conclusion of the initial one (1) year term.

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         2. POSITION AND DUTIES. During Executive's employment hereunder,
Executive will hold the position of President and/or such other position(s) as the Company may determine in its sole discretion. The Executive shall devote substantial but not exclusive attention to the affairs of the Company as the Executive's duties may reasonably require, it being understood that the Executive has an employment agreement with National Bancshares Corporation of Texas, the ultimate corporate parent of the Company, and is involved with unrelated businesses and will be devoting substantial attention to such other entities as well; and provided, further, however, that nothing herein shall preclude the Executive from making and managing personal investments or serving in any capacity with any civic, educational or charitable organization, so long as such activities do not interfere with the performance of his duties hereunder. Executive shall, at all times, comply with the federal securities acts, the rules, regulations, interpretations and other directives issued by the National Association of Securities Dealers, and any stock commodity of option exchange or state or political subdivision with whom the Company or Executive is registered or licensed. The undersigned Executive has received and carefully reviewed the Company's Broker Dealer Manual and Policy and Procedures Manual (collectively, the "Manuals"), designed to assure compliance with applicable laws, rules and regulations, and shall comply with all the provisions of the Manuals, including all updates thereto delivered by the Company from time to time. In addition, Executive shall comply with all applicable written policies for Executives established from time to time by the Company. Failure to so comply with the Manuals and any other written policies of the Company in accordance with this paragraph shall constitute a material breach of this Agreement. In connection with Executive's employment by the Company, the Executive shall be provided an office at the San Antonio branch of NBC Bank, N.A.

         3.       COMPENSATION.

                  For serving as President of the Company, Executive will receive and the Company hereby agrees to pay Executive compensation at the annual rate of Thirty Five Thousand Dollars ($35,000.00) per year commencing on the date of this Agreement. Such compensation shall be paid in substantially equal semi-monthly installments.

         4. EXPENSES. During the period of the Executive's employment hereunder, the Executive shall be entitled to receive prompt reimbursement of all reasonable and customary expenses incurred by the Executive in performing services hereunder, including all travel (including mileage at the current rate allowed by the Internal Revenue Service ("IRS")), living and/or office expenses while away from home or business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         5. BENEFITS. Executive shall continue to be entitled to receive the benefits offered by NBC and may receive those benefits that are offered to other senior executives of the Company.

         6. TERMINATION. The Executive's employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

                  6.1 DEATH. The Executive's employment hereunder shall terminate upon his death.

                  6.2 DISABILITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder for the entire period of four (4) consecutive months, and within thirty (30) days after written Notice of Termination (as defined in Section 6.5 hereof is given (which may occur before or after the end of such four (4) month period, but which shall not be effective prior to the end of such three (3) month period)), the Executive shall not have returned to the performance of his duties hereunder, the Company may terminate the Executive's employment hereunder.

                  6.3 CAUSE. The Company may terminate the Executive's employment hereunder for Cause (as defined herein). For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder for (i) the Executive's negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of the Executive's responsibilities to the Company hereunder, (ii) the Executive's willful commission of any criminal act of fraud with respect to the Company or which may affect the reputation of the Company adversely, (iii) the Executive's willful dishonesty, (iv) the Executive's willful gross misconduct, or (v) the Executive's willful violation of a material condition of his employment by the Company (continuing for ten
(10) days after receipt of written notice of need to cure).

                  6.4 TERMINATION BY THE EXECUTIVE. This Agreement may be terminated by the Executive should the Company fail to observe or perform any of the provisions of this Agreement required to be observed or performed by the Company. The Executive shall give the Company written notice of the breaches or failure on the Company's part and the Company shall have thirty (30) days within which to cure such violation. Any violation cured within this thirty (30) day period shall be as though it had never existed. Any violation that continues to exist at the end of the thirty (30) day period


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shall, at the Executive's option, give rise to the termination of this Agreement except as otherwise provided herein.

                  6.5 Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 6.1 hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

                  6.6 "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 6.2 above, thirty (30) days after Notice of Termination is given and effective (provided that the Executive shall not have returned to the performance of his duties during such thirty (30) day period), (iii) if the Executive's employment is terminated pursuant to Section 6.3 above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is received.

         7. COMPENSATION UPON TERMINATION; CHANGE IN CONTROL; OR DURING DISABILITY.

                  7.1 During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, the Executive shall continue to receive his full salary at the rate then in effect for such period until his employment is terminated pursuant to Section
6.2 hereof (a "Disability Termination"); and, after such Disability Termination, the Company shall pay the Executive one hundred percent (100%) of the salary he would have otherwise received under Section 3 hereof for the partial term remaining in the then current term of this Agreement plus an additional amount calculated pursuant to Section 7.4.2, and payment so made to the Executive shall be in addition to, and not in lieu of, any disability benefits payable under policies or programs maintained by the Company.

                  7.2 If the Executive's employment is terminated by his death, the Company shall pay any amounts due to the Executive under Section 3 through the date of his death, and the Company shall thereafter pay his legal representative or any beneficiary designated by him in writing one hundred percent (100%) of the salary he would have otherwise received under Section 3 hereof for the partial term remaining in the current term of this Agreement plus an additional amount calculated pursuant to Section 7.4.2 hereof. Any payment under this Section 7.2 shall be in addition to, and not in lieu of, any periodic payments of death benefits payable under policies or programs maintained by the Company.

                  7.3 If the Executive's employment shall be terminated by the Company for Cause or by the Executive other than pursuant to Section 6.4, the Company shall pay the amounts due under Section 3 through Date of Termination.

                  7.4 If (i) the Executive's employment is terminated by the Company for any reason other than for Cause, (ii) the Company elects not to renew this Agreement pursuant to Section 1 hereof, (iii) the Executive shall terminate his employment pursuant to Section 6.4 hereof, or (iv) if there is Change in Control (as defined below) then the Company shall pay to the Executive the following:

                           7.4.1    any and all amounts due under Section 3
through the Date of Termination; and

                           7.4.2    the greater of (a) the amount of salary the
Executive is to receive under Section 3 hereof for the partial term remaining until the next anniversary of the Effective Date, (b) six (6) month salary at the rate then in effect for such period, or (c) any severance payable under the then current policy of the Company or NBC. This amount shall be paid as a lump sum to the Executive within thirty (30) days of the termination of his employment.

                  7.5 For purposes of this Agreement, "Change of Control" shall mean (a) the stockholders of NBC approve the disposition, whether by sale, merger, consolidation, etc. of all or substantially all of NBC's assets and such transaction occurs; (b) a change of more than fifty percent (50%) in beneficial ownership (as defined in Rule 13d-3 under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the voting common stock of NBC; (c) a contested proxy solicitation of the shareholders of NBC that results in the contesting party obtaining the ability to cast twenty five percent (25%) or more of the votes entitled to be cast in electing directors of NBC; (d) the stockholders of NBC approve a consolidation or merger of NBC with another entity (other than with any of NBC's subsidiaries), the consummation of which would result in the shareholders of NBC immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than forty percent (40%) of the voting stock of the surviving entity, and such consolidation or merger occurs; or (e) Jay H. Lustig ceases to be Chairman of the Board of NBC.

         8. INDEMNIFICATION. To the full extent authorized or permitted by the laws of the State of Texas as from time


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to time in effect, the Company shall hold harmless and indemnify the Executive against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including, but not limited to attorney's fees), incurred in connection with any actual or threatened action or proceeding, whether civil or criminal, to which the Executive is made or is threatened to be made a party by reason of the fact that the Executive then is or was a director or officer of the Company or then serves or has served any other corporation, partnership, joint venture, trust, employment benefit plan or other enterprise in any capacity at the request of the Company. To the fullest extent so permitted, the foregoing shall in any actual or threatened proceeding require the Company to advance expenses on behalf of the Executive as said expenses are incurred. The Company also agrees to maintain a director's and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers. Notwithstanding any other provision of this Agreement, the provisions of this Paragraph 8 shall survive any termination or expiration of this Agreement.

         9. CONFIDENTIAL INFORMATION. The Executive recognizes that as a key Executive of the Company, the Executive has and will continue to occupy a position of trust with respect to business information of a secret or confidential nature which is or will become the property of the Company or any of its subsidiaries or affiliates and which has been or will be used by or imparted to the Executive from time to time in the course of the Executive's duties. The Executive therefore agrees that for so long as any such information of a secret or confidential nature shall remain confidential or otherwise remain wholly or partially protected, either during the course of the Executive's employment or thereafter, the Executive will not at any time use, divulge, furnish or make accessible to any person outside of the Company (or any subsidiaries or affiliates thereof) any such information. Notwithstanding the foregoing, if any such confidential information is required to be disclosed by an order issued by a court of competent jurisdiction, then the Executive may disclose such information (under such circumstances, the Executive will use his best efforts for such information to be placed under seal with the Court).

         10. BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiary set forth in a written beneficiary designation filed with the Company or, if there be no such designated beneficiary, to the Executive's estate.

         11. NOTICES. For purposes of this Agreement, notices, demands, requests and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid addressed as follows:

                  If to the Executive:

                  NBC Financial, Inc.
                  12400 Highway 281 North
                  San Antonio, TX  78216
                  Attention:  Mr. Morris D. Weiss

                  If to NBC:

                  National Bancshares Corporation of Texas
                  12400 Highway 281 North

                  San Antonio, TX  78216
                  Attention: Mr. Marvin E. Melson

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. MISCELLANEOUS. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law principles. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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

         13. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         15. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in San Antonio, Texas in accordance with the rules of the American Arbitration Association then in effect. The arbitrators do not have the authority to add to, detract from or modify any provisions hereof. The arbitrators do have the authority to order reinstatement and/or back-pay in the event the arbitrators determine that the Executive was not terminated for Cause, as defined in Section 6.3 hereof. Each party shall have an opportunity to present evidence on the issues in dispute before the arbitrator and each party may be represented by legal counsel. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitrators shall decide which party will bear the expenses of such arbitration (including attorneys' fees).

         16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all other prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, Executive or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is terminated and cancelled.

         17. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. The parties agree that there is separate consideration for each provision of this Agreement and that all of the provisions of this Agreement are severable.

         18. CAPTIONS. Captions of this Agreement are for convenience and reference only, and the words contained therein shall in know way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

         19. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement, and each covenant and term a condition hereof.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by one of its corporate officers, and the Executive has set Executive's hand to this Agreement, as of the day and year written above.

EXECUTIVE

------------------------------------------------
Name:    Morris D. Weiss

NATIONAL BANCSHARES CORPORATION OF TEXAS,

on behalf of its wholly-owned subsidiary
NBT SECURITIES HOLDINGS, INC.

on behalf of its wholly-owned subsidiary
NBC FINANCIAL, INC.

By:
   ----------------------------------------------
Name:    Marvin E. Melson
Title:   President

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